Vencedor Energy Partners logo

December 1, 2012

Xun Energy, Inc.

12518 NE Airport Way,

Suite 148 No. 156,

Portland, Oregon, 97230

Attention: Jerry G. Mikolajczyk, President and CEO

Dear Jerry,

Re: Oil And Gas Well Location Agreement Dated August 31, 2012

We are pleased to receive confirmation of the financial commitment which will provide approximately $700,000 to drill, commission and commence production with the first 4 oil and gas wells in Venango County, Pennsylvania as outlined in the Oil and Gas Well Location Assignment dated August 31, 2012 between Xun Energy, Inc. and Vencedor Energy Partners, subject to completion and execution of the necessary documentation with Xun Energy, Inc., and certain of its affiliates and certain shareholders, and the investment company.

In respect to the permitting for the oil and gas wells, we were delayed in starting the process for permitting the first 8 oil and gas wells and expect to have the approved permits on or before January 31, 2013.

Based on the above and until the documentation is completed between Xun Energy, Inc. and the respective parties, we recommend that Section 4a of the Oil and Gas Well Location Assignment dated August 31, 2012 between Xun Energy, Inc. and Vencedor Energy Partners be amended to read as follows:

Section 4a. If Assignee does not begin or provide proof of funds or funding for the first well on or before January 31, 2013, subject to any delays in permitting, and does not begin or provide proof of funds or funding for 3 more wells on or before March 31, 2013, then the Assignee will have forfeited its rights and this Agreement shall terminate and unwind and the Assignor agrees to return the Shares (11,700,000) to the Assignee.

Your acceptance of the recommended changes to Section 4a above will serve as Amendment #1 to the Oil and Gas Well Location Assignment dated August 31, 2012 between Xun Energy, Inc. and Vencedor Energy Partners.

We look forward to a mutually beneficial successful business relationship.

Kind regards,

Vencedor Energy Partners

/s/ Brian Ambrose

___________________________________

Brian Ambrose,

President

We agree to the above amendment of Section 4a of the Oil and Gas Well Location Assignment dated August 31, 2012.

Xun Energy, Inc.

                /s/ Jerry G. Mikolajczyk                          12/03/2012

By: ____________________________________

Jerry G. Mikolajczyk, President and CEO

1048 Irvine Ave, Ste 171 Newport Beach CA 92660 / phone: fax 866-736-240 / info@vencedorenergy.com / www.vencedorenergy.com